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                                                                    Exhibit 32.2


                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER


         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Ortec International, Inc. ("Ortec"), hereby certifies that Ortec's Annual Report and the amendment thereto on Form 10-K for the fiscal year ended December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Ortec.

Dated: June 23, 2004


/s/ Ron Lipstein
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Ron Lipstein
Chief Financial Officer
Principal Financial Officer